SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant    X
Filed by a Party other than the Registrant

Check the appropriate box:

       Preliminary Proxy Statement
       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  X    Definitive Proxy Statement
       Definitive Additional Materials
       Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12 Consolidated Papers, Inc.
               (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      No fee required.
      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant
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5)	Total fee paid:


      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:


2)	Form, Schedule or Registration Statement No.:


3)	Filing Party:


4)	Date Filed:


CONSOLIDATED PAPERS, INC.
P.O. BOX 8050
WISCONSIN RAPIDS, WISCONSIN 54495-8050



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 28, 1997


To the Shareholders of
Consolidated Papers, Inc.

The annual meeting of shareholders of Consolidated Papers, Inc. will be held at the Mead Inn, 451 East Grand Avenue, Wisconsin Rapids, Wisconsin, at 2:00 p.m., Monday, April 28, 1997, for the following purposes:

1.	To elect fourteen directors to serve until the next annual meeting of shareholders.

2.	To transact any other business properly brought before the meeting.

Only shareholders of record at the close of business on March 11, 1997 are entitled to notice of and to vote at the meeting.

We cordially invite you to attend. Whether or not you can be present, please date, sign, and return the enclosed proxy as soon as possible. If you attend the meeting, you may revoke your proxy and vote in person.


CONSOLIDATED PAPERS, INC.

Carl H. Wartman, Secretary

March 18, 1997

                                PROXY STATEMENT
                           CONSOLIDATED PAPERS, INC.
                                P.O. BOX 8050
                    WISCONSIN RAPIDS, WISCONSIN 54495-8050
                        ANNUAL MEETING OF SHAREHOLDERS

This proxy statement is furnished by the Board of Directors in connection with the solicitation of proxies to be used at the annual meeting of shareholders of Consolidated Papers, Inc. ("Consolidated" or the "Company") to be held at the Mead Inn, 451 East Grand Avenue, Wisconsin Rapids, Wisconsin, at 2:00 p.m., Monday, April 28, 1997. This proxy statement and the enclosed form of proxy are scheduled to be mailed to shareholders on March 18, 1997, together with the Company's Annual Report to Shareholders which contains financial statements for the fiscal year ended December 31, 1996. When proxy cards are returned properly signed and received in time, the shares represented will be voted in accordance with shareholders' directions. If the proxy card is signed and returned without directions, the shares will be voted in accordance with the discretionary authority of the persons named in the enclosed form of proxy.

                              REVOCABILITY OF PROXY

Any shareholder giving a proxy may revoke it at any time before it is voted at the annual meeting. A proxy may be revoked in person at the meeting, by providing a proxy bearing a later date, or by delivering a signed notice of revocation to the Secretary of the Company.

                                 SOLICITATION

The enclosed form of proxy is solicited on behalf of the Board of Directors of the Company. The expense of solicitation will be borne by the Company. Reasonable out-of-pocket expenses will be paid by the Company to brokers, nominees, and other persons who request solicitation materials for their principals.

                               VOTING SECURITIES

Only shareholders of record as of the close of business March 11, 1997 will be eligible to vote at the meeting. Each shareholder is entitled to one vote for each share held. In determining whether a quorum exists at the annual meeting, all votes "For" or "Against", as well as abstentions and directions to withhold authority, will be counted. Directors will be elected by a plurality of the votes cast by the shares entitled to vote at the annual meeting. A plurality means that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting (fourteen).

A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner's shares with respect to the election of directors.

As of March 11, 1997, there were 44,779,946 shares of common stock of the Company outstanding and entitled to vote at the annual meeting.

                        PROPOSALS OF SECURITY HOLDERS

In accordance with Section 2.2 of the Company's bylaws, shareholders may recommend persons as potential nominees for director only by complying with the following procedure: shareholders must submit the names of potential nominees in writing to the Secretary of the Company not less than 60 days or more than 90 days prior to the date of the annual meeting. These recommendations must be accompanied by a statement setting forth the name, age, business address, residence address, principal occupation or employment for the past five years, number of shares of the Company beneficially owned by the potential nominee, and all other information required by the proxy rules, and the name, record address, and number of shares of stock of the Company owned by the shareholder making the recommendation.

Also, in accordance with Section 2.2 of the Company's bylaws, a shareholder may properly bring business before the annual meeting only by complying with the following procedure: the shareholder must submit to the Secretary of the Company, not less than 60 days or more than 90 days prior to the date of the annual meeting, a written statement describing the business to be discussed, the name, principal occupation, address, and number of shares of the Company beneficially owned by the shareholder making the submission, and a description of any material interest of the shareholder in the business of the Company other than as a shareholder.

Copies of Section 2.2 of the Company's bylaws are available on request to the Secretary.

Under regulations of the Securities and Exchange Commission, proposals of shareholders intended to be presented at the annual meeting of shareholders anticipated to be held April 27, 1998 may, if the shareholders have complied with the requirements of the regulations, be included in the proxy statement and on the proxy card relating to that meeting. The regulations provide that the shareholder proposals must be submitted to the Secretary of the Company by November 20, 1997.

                  SECURITIES BENEFICIALLY OWNED BY PRINCIPAL
                         SHAREHOLDERS AND MANAGEMENT

Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of such shares. Because the voting or dispositive power of certain stock listed in the following table is shared, the same securities in such cases are listed opposite more than one name in the table. The total number of shares of the Company listed in the table, after elimination of such duplication, is 17,184,076 shares (38.4% of the outstanding stock).

Set forth in the following table are the beneficial holdings as of January 31, 1997 on the basis described above of: (A) each person known by the Company to own beneficially more than 5% of its outstanding stock; (B) directors not listed in (A); (C) the executive officers named in the Summary Compensation Table on Page 7 and not listed in (A) or (B); and (D) directors and executive officers as a group:

                                   Shares Owned
                         Sole      Beneficially
                       Voting Or      Shared      Shared      Total
                       Investment     Voting    Investment  Beneficial  % Of
          Name           Power   1,2    Power       Power    Ownership   Class
(A) George W. Mead         78,098   16,072,5773             16,150,675  36.1%
    Chairman (Director)
    P.O. Box 8050
    Wisconsin Rapids, WI
    54495-8050

    Robert McKay           20,000   16,072,5773             16,092,577  36.0%
    46 Benedict Hill Road
    New Canaan, CT 06840

    Cynthia M. Sargent     90,608   16,072,5773             16,163,185  36.1%
    14 Bridlewood Road
    Northbrook, IL 60062

(B) Other directors
    Ruth Baldwin Barker   147,369       26,000    26,000       173,369    *
    Patrick F. Brennan     79,831                               79,831    *
    Wiley N. Caldwell       5,100                                5,100    *
    James D. Ericson         -                                    -       *
    Gorton M. Evans        15,103                               15,103    *
    Sally M. Hands         94,408                               94,408    *
    J. Joseph King           -                                    -       *
    Bernard S. Kubale       6,600                                6,600    *
    D. Richard Mead Jr.    33,100      289,576   289,576       322,676    *
    Gilbert D. Mead        21,057                               21,057    *
    Lawrence R. Nash       65,165                               65,165    *
    Glenn N. Rupp           3,100                                3,100    *
    John S. Shiely          1,100                                1,100    *

(C) Other Executive Officers
    William P. Orcutt      27,423                               27,423    *
    Richard J. Kenney      14,948                               14,948    *

(D) Directors and Executive
    Officers as a Group   685,315   16,388,153                          38.2%4
     (23 persons)

*Less than 1%

1	Does not include shares held by spouses or children of the following: for
Mrs. Barker, 51,000 shares, for Mrs. Hands, 400 shares; for Mr. McKay,
189,793 shares; for Mr. D. Richard Mead Jr., 2,500 shares; for Mr. George
W. Mead, 41,726 shares; for Mr. Gilbert D. Mead, 2,260 shares; for Mr.
Nash, 23,335 shares; for Mrs. Sargent, 10,160 shares; and for all directors and executive officers as a group, 321,281 shares. Beneficial ownership is disclaimed as to such shares and as to all other shares over which the named person does not have full beneficial rights.

2	Includes shares which may be acquired within sixty (60) days upon exercise of options: for Mr. George W. Mead, 4,163 shares; for Mrs. Barker, 5,000 shares; for Mr. Brennan, 61,116 shares; for Mr. Caldwell, 4,000 shares; for Mr. Evans, 4,856 shares; for Mrs. Hands, 5,000 shares; for Mr. Kubale,
5,000 shares; for Mr. D. Richard Mead Jr., 8,000 shares; for Mr. Gilbert D.
Mead, 5,000 shares; for Mr. Nash, 5,000 shares; for Mr. Rupp, 2,000 shares;
for Mr. Orcutt, 9,843 shares; for Mr. Kenney, 8,175 shares; and for all directors and executive officers as a group, 161,568 shares.

3	George W. Mead, Robert McKay and Cynthia M. Sargent are voting trustees of the Mead Voting Trust, a voting trust organized under Wisconsin law to hold shares for the Company. The Mead Voting Trust, which expires by its terms on December 20, 2011, holds 16,072,577 shares of stock. The voting trustees generally have the right to determine the voting (but not the disposition) of the shares of the Company. However, in voting on (i) any proposed merger or consolidation of the Company with another person, (ii) any sale, lease or exchange of all or substantially all of the Company's assets, or (iii) a proposed dissolution of the Company, the voting trustees must follow the directions of the holders of a majority of the units of beneficial interest. The three voting trustees each own units of beneficial interest in the Mead Voting Trust. George W. Mead beneficially owns
1,396,020 units of beneficial interest, or 8.7% of the Mead Voting Trust.
Robert McKay beneficially owns 14,190 units of beneficial interest, or .09%
of the Mead Voting Trust. Cynthia M. Sargent beneficially owns 1,768,547 units of beneficial interest, or 11.0% of the Mead Voting Trust. Each unit of beneficial interest represents one share of the Company's common stock.

4	After eliminating duplications in the table.

                                     DIRECTORS

At the annual meeting of shareholders, fourteen directors, constituting the entire Board of Directors of the Company, are to be elected to hold office until the next annual meeting of shareholders and their successors are duly elected and qualified. Directors will be elected by a plurality of the shares present and voting at the meeting. Unless contrary instructions are given, the proxies will be voted for the nominees listed below. It is expected these nominees will serve but, if for any unforeseen cause any of them should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given.

The nominees, their ages as of the date of this proxy statement, the years in which they began serving as directors, and business experience are set forth below; except as indicated in footnotes, the principal occupations of the nominees have not changed in the past five years.

The Board of Directors recommends that the shareholders vote for the election of the directors listed in the table below.

                             Director           Principal Occupation
         Name           Age   Since            And Other Directorships
Ruth Baldwin Barker1     67     1991    Investor.

Patrick F. Brennan      65     1987    Retired President and Chief Executive
                                       Officer2, Consolidated Papers, Inc.
                                       Also director of Northland Cranberries,
                                       Inc. (A grower and marketer of
                                       cranberries and cranberry products),
                                       and BetzDearborn Inc. (Manufacturer of
                                       specialty chemicals).

Wiley N. Caldwell       69     1991    Retired President, W.W. Grainger, Inc.,
                                       Skokie, Illinois, (National distributor
                                       of industrial and commercial supplies
                                       and equipment).  Also director of
                                       Kewaunee Scientific Corporation
                                       (Manufacturer of laboratory furniture),
                                       and APS Holding, Inc. (Distributor of
                                       automotive parts and supplies).

James D. Ericson        61     1996    President and Chief Executive Officer3,
                                       Northwestern Mutual Life Insurance
                                       Company, Milwaukee, Wisconsin.  Also
                                       director of MGIC Investment
                                       Corporation.

Gorton M. Evans         58     1996    President and Chief Executive Officer4,
                                       Consolidated Papers, Inc.

Sally M. Hands1          70     1991    Investor.

J. Joseph King          52     1996    Executive Vice President5, Molex
                                       Incorporated, Lisle, Illinois.
                                       (Manufacturer of electronic, electrical
                                       and fiber optic inter-connection
                                       systems; ribbon cable; switches; and
                                       application tooling).

Bernard S. Kubale       68     1988    Partner, Foley & Lardner, Attorneys at
                                       Law, Milwaukee, Wisconsin.6  Also
                                       director of Banta Corporation (Printing
                                       and graphic arts), and Schultz Sav-O
                                       Stores, Inc. (Wholesale and retail food
                                       distributor), and the Green Bay
                                       Packers.

D. Richard Mead Jr.     66     1974    Retired Chief Executive Officer,
                                       Southeast Mortgage Company (Mortgage
                                       bankers), and Retired Senior Vice
                                       President of Southeast Bank, N.A.,
                                       Miami, Florida.

George W. Mead1          69     1963    Chairman of the Board,7 Consolidated
                                       Papers, Inc.  Also director of Snap-on
                                       Incorporated (Manufacturer and
                                       distributor of hand tools and related
                                       items), and Firstar Corporation (Bank
                                       holding company).

Gilbert D. Mead1         66     1974    Attorney, Washington, D.C.

Lawrence R. Nash        67     1981    Lawyer, of counsel, Nash, Podvin,
                                       Tuchscherer, Huttenberg, Weymouth &
                                       Kryshak, S.C., Wisconsin Rapids,
                                       Wisconsin.

Glenn N. Rupp           52     1994    Chairman and Chief Executive Officer8,
                                       and Director, Converse Inc., North
                                       Reading, Massachusetts.  (Manufacturer
                                       of athletic footwear).

John S. Shiely          44     1996    President and Chief Operating Officer9,
                                       and Director, Briggs & Stratton
                                       Corporation, Wauwatosa, Wisconsin
                                       (Producer of air-cooled gasoline
                                       engines for the outdoor power equipment
                                       industry).  Also director of M&I
                                       Marshall & Ilsley Bank.

1	Family relationships: Ruth Baldwin Barker and Sally M. Hands are cousins.
George W. Mead and Gilbert D. Mead are brothers.  Ruth Baldwin Barker and
Sally M. Hands are cousins of George W. Mead and Gilbert D. Mead.

2	Served as President and Chief Executive Officer of the Company from
October, 1993 to December, 1996; previously served as President and Chief Operating Officer of the Company (1988 to 1993).

3	Served as President and Chief Executive Officer since October, 1993;
previously served as President and Chief Operating Officer (1990 to 1993) of Northwestern Mutual Life Insurance Company.

4	Served as President and Chief Executive Officer of the Company since
January, 1997; previously served as Executive Vice President (April, 1996 to December, 1996), Vice President (September, 1995 to April, 1996) and
Vice President, Marketing, Enamel Printing Papers (February, 1989 to September, 1995) of the Company.

5	Served as Executive Vice President since July, 1996; previously served as
Corporate Vice President (1988 to 1996) of Molex Incorporated.

6	The Company retains the firm of Foley & Lardner on a regular basis.

7	Served as Chairman of the Board of the Company since October, 1993;
previously served as Chairman of the Board and Chief Executive Officer of the Company (1979 to 1993).

8	Served as Chairman and Chief Executive Officer since April, 1996;
previously served as Consultant (1994 to 1996), and as President and Chief Executive Officer of Simmons Upholstered Furniture Inc. (1991-1994). Simmons Upholstered Furniture Inc., a privately held company, made a voluntary filing for reorganization under Chapter 11 of the Bankruptcy Code in 1994.

9	Served as President and Chief Operating Officer since August, 1994;
previously served as Executive Vice President-Administration (1991 to 1994 of Briggs & Stratton Corporation.

                               AUDIT COMMITTEE

At December 31, 1996, the Company's Audit Committee consisted of D. Richard Mead, Jr., Chairman, Ruth Baldwin Barker, J. Joseph King, Bernard S. Kubale, Glenn N. Rupp and John S. Shiely. The committee held two meetings during 1996. The Audit Committee recommends the Company's independent accountants; reviews the scope of the audit; reviews the compensation of the independent accountants; reviews the annual financial statements and the results of the audit with management, the internal auditors, and the independent accountants; reviews the independent accountants' recommendations with respect to changes in accounting procedures and internal auditors; and approves the appointment or removal of the internal audit manager. John S. Shiely was unable to attend the meeting held during the period that he was a member in 1996.

                            COMPENSATION COMMITTEE

At December 31, 1996, the Compensation Committee consisted of Wiley N. Caldwell, Chairman, James D. Ericson, Sally M. Hands, J. Joseph King, Lawrence
R. Nash and John S. Shiely. The committee held three meetings during 1996. This committee reviews the performance and remuneration arrangements for salaried employees generally and sets compensation for a defined group of key executives. This committee also administers the 1989 Stock Option Plan. The Compensation Committee has reported on management and compensation matters under the heading "Compensation Committee Report on Executive Compensation" on Page 10.

                             NOMINATING COMMITTEE

At December 31, 1996, the Nominating Committee consisted of Bernard S. Kubale, Chairman, Gilbert D. Mead and Wiley N. Caldwell. The committee held five meetings during 1996. The Nominating Committee recommends nominees for election to the Board of Directors and other committees of the Board. It also makes recommendations to the Board with respect to qualifications and compensation of directors as well as Board organization. The committee will consider an individual nominated by a shareholder if the shareholder submits the nomination in accordance with the requirements of the Conpany's bylaws relating to nominations by shareholders. These procedures are described under "Proposals of Security Holders" on Page 2.

                       MANAGEMENT SUCCESSION COMMITTEE

At December 31, 1996, the Management Succession Committee consisted of Bernard
S. Kubale, Chairman, Wiley N. Caldwell, James D. Ericson and Glenn N. Rupp. The committee held five meetings during 1996. The Management Succession Committee monitors the development and performance of the Company's executive officers and reviews qualifications and recommends candidates for executive offices. It also oversees the Company's programs for training and preparing candidates for executive offices.


The Board of Directors held seven meetings during 1996.

                            EXECUTIVE COMPENSATION
                          SUMMARY COMPENSATION TABLE

                                                        Long-Term
                                                       Compensation
                                                          Awards
                                                        Securities      All
                                         Annual         Underlying     Other
Name and                              Compensation       Options/     Compen-
Principal Position         Year   Salary ($) Bonus ($)    SARs(#)   sation ($)
P.F. Brennan               1996   634,618(1)   30,000       -        19,169(2)
President (Chief Executive 1995   523,083(1)  184,887       -         7,397
Officer and Director)      1994   473,087(1)    8,942     60,000      6,058

G.W. Mead                  1996   376,936(1)     -          -         2,375(2)
Chairman (Director)        1995   376,936(1)     -          -         2,310
                           1994   376,936(1)     -          -         2,310

G.M. Evans                 1996   290,102(1)   15,000      3,000      3,879(2)
Vice President             1995   193,374(1)   56,577      3,000      2,616
                           1994   181,212(1)    3,426      3,000      2,552

W.P. Orcutt                1996   261,146(1)     -         3,000      6,454(2)
Senior Vice President      1995   224,698(1)   65,313      3,000      2,506
                           1994   215,536(1)    4,229      3,000      4,112

R.J. Kenney                1996   232,322(1)     -         3,000      3,431(2)
Vice President,            1995   192,837(1)   53,087      3,000      3,093
Finance                    1994   176,694(1)    3,402      3,000      2,651

(1)	Includes banked vacation (dollar amount) and vacation taken in cash: for
P.F. Brennan, $46,154 for 1996, $28,846 for 1995 and $25,962 for 1994;
for G.W. Mead, $26,924 for 1996, $26,924 for 1995 and $26,924 for 1994;
for G.M. Evans, $17,308 for 1996, $10,386 for 1995 and $9,936 for 1994;
for W.P. Orcutt, $14,424 for 1996, $4,259 for 1995 and $4,087 for 1994;
and for R.J. Kenney, $16,924 for 1996, $13,848 for 1995 and $6,579 for
1994.

(2)	Includes contributions of $2,375 on behalf of each named executive officer to the Consolidated Employees' Tax-saver & Investment Plan (401(k)), and payroll taxes attributable to retirement benefits accrued in excess of limits imposed by the Omnibus Budget Reconciliation Act of 1993: for P.F. Brennan, $16,794; for G.M. Evans, $1,504; for W.P. Orcutt, $4,079; and for R.J. Kenney, $1,056.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                         % Of
                         Total
                        Options/                            Potential
            Number of     SARs                           Realizable Value
            Securities  Granted  Exercise                At Assumed Annual
            Underlying    to     Or Base                  Rates of Stock
             Options/  Employees  Price                 Price Appreciation
               SARs    In Fiscal ($/sh.)   Expiration   for Option Term (2)
    Name     Granted #   Year      (1)        Date       5%($)      10%($)
P.F. Brennan     -         0%       N/A            N/A        N/A        N/A
G.W. Mead        -         0%       N/A            N/A        N/A        N/A
G.M. Evans      3,000   1.44%     53.00     02/08/2006     99,993    253,404
W.P. Orcutt     3,000   1.44%     53.00     02/08/2006     99,993    253,404
R.J. Kenney     3,000   1.44%     53.00     02/08/2006     99,993    253,404

(1)	The options reflected in the table, all of which are nonqualified options for purposes of the Internal Revenue Code, were granted at an exercise price equal to the fair market value of the Company's common stock on the date of the grant. The options expire ten years from the date of grant, or five years after termination of employment with the Company, whichever is earlier. The options vest over a three-year period following the date of grant.

(2)	Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on Securities and Exchange Commission rules, and do not represent the Company's estimate or projection of the price of the Company's stock in the future. Actual gains, if any, on stock option exercises depend upon the actual future performance of the Company's common stock and the continued employment of the option holders throughout the vesting period. Accordingly, the potential realizable values set forth in this table may not be achieved.


             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

                                               Number of
                                               Securities        Value of
                                               Underlying       Unexercised
                                               Unexercised      In-the-Money
                                               Options/SARs     Options/SARs
                                               at FY-End(#)     at FY-End($)(1)
              Shares Acquired      Value       Exercisable/     Exercisable/
    Name      On Exercise (#)  Realized ($)(1)  Unexercisable    Unexercisable
P.F. Brennan      5,361           74,841       61,116/15,000   550,552/152,812
G.W. Mead         4,461           61,149        4,163/  -       58,021/   -
G.M. Evans         -                -           4,856/ 6,000    47,496/ 17,312
W.P. Orcutt        -                -           9,843/ 6,000   110,703/ 17,312
R.J. Kenney        -                -           8,175/ 6,000    89,291/ 17,312

(1)	Dollar values are calculated by determining the difference between the fair market value of the underlying common stock and the exercise price of the options at exercise or FY-end, respectively.

               CONSOLIDATED SALARIED EMPLOYEES' RETIREMENT PLAN

The Consolidated Salaried Employees' Retirement Plan (the "Plan") is a defined benefit plan applicable to employees of the Company and its subsidiaries who are not in a collective bargaining unit, and is a qualified plan under the Internal Revenue Code. In recent years benefits have been based on average earnings for the latest five-year period and years of service, with benefits normally beginning at age 65. Officers participate in the Plan on the same basis as other salaried employees. The following table shows the estimated annual normal benefit payable upon retirement under the Plan for selected compensation and years of service classification:

                                    PENSION PLAN TABLE

Estimated Annual Benefit For Participants With Years of Service As Indicated*

 Final
Average
Earnings    15        20        25        30        35        40         45
$150,000    33,300    44,300    55,400    66,500    77,600    88,800   100,100
$200,000    44,500    59,300    74,200    89,000   103,800   118,800   133,800
$250,000    55,800    74,300    92,900   111,500   130,100   148,800   167,600
$300,000    67,000    89,300   111,700   134,000   156,300   178,800   201,300
$350,000    78,300   104,300   130,400   156,500   182,600   208,800   235,100
$400,000    89,500   119,300   149,200   179,000   208,800   238,800   268,800
$450,000   100,800   134,300   167,900   201,500   235,100   268,800   302,600
$500,000   112,000   149,300   186,700   224,000   261,300   298,800   336,300
$550,000   123,300   164,300   205,400   246,500   287,600   328,800   370,100
$600,000   134,500   179,300   224,200   269,000   313,800   358,800   403,800
$650,000   145,800   194,300   242,900   291,500   340,100   388,800   437,600
$700,000   157,000   209,300   261,700   314,000   366,300   418,800   471,300
$750,000   168,300   224,300   280,400   336,500   392,600   448,800   505,100
$800,000   179,500   239,300   299,200   359,000   418,800   478,800   538,800

*	Compensation for purposes of computing retirement benefits means total cash compensation, including cash withdrawals of accrued vacation but, exclusive of discretionary bonuses.  For the individuals named in the Summary
Compensation Table, the compensation covered by the plan is that reflected as salary in the Summary Compensation Table.  The annual benefits shown above are not subject to offset for Social Security benefits.  Years of service, as of December 31, 1996, for the five individuals named in the
Summary Compensation Table are as follows:  P.F. Brennan - 34; G.W. Mead -
45; G.M. Evans - 24; W.P. Orcutt - 41, R.J. Kenney - 29.  Under sections
401(a)(17) and 415 of the Internal Revenue Code, considered earnings are limited to $150,000 (prior to 1994, $200,000 adjusted for cost of living)
and benefits under the plan are limited to $120,000 per year.  Earnings in excess of the limits are recognized and benefits in excess of $120,000 are provided under a separate nonqualified supplemental retirement plan sponsored by the Company.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

Among Consolidated Papers, Inc., S&P 500 Index, & Dow Jones Paper Products
Index

The Comparison of Five-Year Cumulative Total Return below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1993 or under the Securities Exchange Act of 1934, except to the extent Consolidated specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts. Total return includes reinvestment of dividends.

                                 Dec-91  Dec-92 Dec-93 Dec-94  Dec-95  Dec-96
Consolidated Papers, Inc.         $100    $113   $125   $134    $171    $155
S&P 500                           $100    $108   $118   $120    $165    $203
Dow Jones Paper Products Index    $100    $ 99   $107   $119    $136    $144

                            COMPENSATION COMMITTEE

Report On Executive Compensation

The Compensation Committee of the Board of Directors is responsible for the Company's compensation program covering its executive officers, including the five officers named in the Summary Compensation Table. The following report on executive compensation was prepared by the members of the Compensation Committee.

Compensation Policies. The Company's executive compensation program is based on the principle that compensation levels must be aligned with the Company's overall business strategy and the goal of maintaining and, where possible, enhancing profitability as a means of maximizing shareholder value. The Compensation Committee endeavors to work with management toward achieving the following objectives:

-	Reward executives for long-term strategic management and the enhancement of shareholder value by allowing executives, through stock options and other benefit plans, to participate in the appreciation of the market value of the Company's stock.

-	Align compensation programs with annual and long-term strategic planning, goals and objectives.

-	Attract and retain key executives essential to the Company's long-term success by providing competitive compensation opportunities.

The Company's salary and bonus policies, awards made under the 1989 Stock Option Plan, and other employee benefit plans are intended to encourage the achievement of the Company's goals. The following discussion describes the specific components of executive compensation, how these components relate to the Company's compensation policies, and the relationship of corporate performance to executive compensation.

Executive Base Salaries. In setting executive base salaries, including the salaries of the individuals listed in the Summary Compensation Table, the Compensation Committee reviews salary practices and data reported by a selected group of companies in the paper industry, focusing particularly on ten companies which have significant coated paper production. These companies include six of the nine companies (in addition to Consolidated) which make up the Dow Jones Paper Products Index (see chart on Page 9). Executives of Consolidated typically receive base salaries in the mid-range of the base salaries offered by these peer companies for comparable positions.

Incentive Compensation. In consultation with Hewitt Associates LLC, the Compensation Committee has developed and implemented an incentive compensation plan intended to provide Company executives with the opportunity to earn compensation at levels which approach competitive norms in the paper industry depending upon Company performance. The Committee's plan consists of a bonus plan (payable in cash and Company stock) tied to individual and corporate performance, and stock option grants. This approach avoids increases in fixed costs, such as increases in base salary and, in the view of the Committee, appropriately blends short and long-term incentive compensation. The plan covers approximately thirty key executives at the Company, including the executive officers named in the Summary Compensation Table other than George
W. Mead.

The bonus plan in 1996 tied potential payments to achievement of Company-wide financial targets and individual performance goals. Targets and goals are reviewed and approved by the Compensation Committee on an annual basis. Depending upon the executive's position and performance, 1996 bonuses, if awarded, could range from a minimum of 3% to a maximum of 62.5% of base salary. The Company-wide target for the 1996 bonus was the Company's operating income as a percentage of average operating assets (OI/AOA), as set forth in the 1996 profit plan. The Company's profit plan for each year is initially prepared late in the preceding year and is finalized and reviewed by the Board of Directors in February, incorporating management's best estimate of the Company's likely performance for the upcoming year. Minimum and maximum awards for corporate performance under the bonus plan for 1996 were tied to threshold and maximum targets of 80% to 120%, respectively, of the OI/AOA in the 1996 profit plan. The 1996 OI/AOA target was 26.6%; actual OI/AOA for 1996 was 15.6%. Because the threshold target was not achieved in 1996, no awards were made for corporate performance. Awards of up to 5% of base salary were made to executives based on individual performance in 1996.

The Compensation Committee also makes stock option grants under the 1989 Stock Option Plan to provide an incentive for the same group of executives. The size and frequency of the awards are determined with reference to Hewitt Associates LLC's analysis of competitive practices in the paper industry. The grant program adopted by the Compensation Committee represents award levels at approximately one-half of competitive long-term incentive norms. The size of the individual awards to the Company's executives in 1996 depended on the executive's relative position with the Company. During 1996, the Compensation Committee granted options to purchase an aggregate of 61,000 shares to the executives other than Mr. Brennan and Mr. Mead. All options have an exercise price equal to 100% of the fair market value of the Company's common stock on the date of grant. The options have a term of ten years from the date of grant and vest over a period of three years. The grants are intended to give this group of executives long-term incentives to remain with the Company and to encourage significant stock ownership by members of this group. The latter goal is intended to better align the interests of these executives with those of the shareholders. Based upon similar criteria, the Compensation Committee presently intends to continue to provide stock option grants for executives other than Mr. Mead on an annual basis.

Compensation Award Program - 1996. The Company's 1996 Compensation Award Program for nonunion personnel provided for a bonus payment of approximately 3% of base salary in the event specified reductions were achieved in "controllable" costs such as material usage and energy consumption. Staff areas were also given departmental goals to achieve in order to earn the incentive payment. The goals set for 1996 were achieved by most of the Company's operations and awards were made. The 1996 awards took the form of Company contributions of Company stock under the Company's Tax-saver and Investment Plan (401(k)).

Compensation of Chief Executive Officer. Patrick F. Brennan's base salary was $600,000 in 1996. Mr. Brennan's 1996 salary was set with reference to comparative information regarding compensation of other chief executive officers of similar companies in the paper industry. Mr. Brennan's base salary is in the middle range of this group, although most other members of the group provide greater incentive compensation in the form of bonuses, stock options and other benefits for their chief executive officers. Mr. Brennan also received a bonus of $30,000, which reflects the Compensation Committee's evaluation of Mr. Brennan's individual performance during 1996.

Gorton M. Evans was named Chief Executive Officer effective January 1, 1997. The Compensation Commmittee increased Mr. Evans' base salary to $450,000 at that time.

Other Employee Benefit Plans. The Company's policy with respect to other employee benefit plans is to provide competitive benefits to its employees, including executive officers, to encourage their continued service with the Company. These plans include the Consolidated Employees' Tax-saver and Investment Plan (401(k)); the Consolidated Salaried Employees' Retirement Plan and the Consolidated Employees' Benefit Plan (medical coverage). The Company believes that its employee benefit plans are generally comparable to similar plans in the paper industry.

Section 162(m) Compliance. Under Section 162(m) of the Internal Revenue Code, the tax deduction of corporate taxpayers is limited with respect to the compensation of certain executive officers unless the compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon the Compensation Committee's commitment to link compensation with performance as described in this report, the Compensation Committee currently intends to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m) of the Internal Revenue Code.

Compensation Committee:
Wiley N. Caldwell, Chairman
James D. Ericson
Sally M. Hands
J. Joseph King
Lawrence R. Nash
John S. Shiely

                         COMPENSATION OF DIRECTORS

Nonemployee directors receive an annual retainer of $18,000, plus a grant of 100 shares of common stock which is distributed on the date of the annual meeting of shareholders. All nonemployee directors receive a meeting fee of $1,000 for each Board and committee meeting attended. Nonemployee committee chairmen receive an annual retainer of $2,000 each. Each director who has completed at least three years of service as a nonemployee director participates in the Consolidated Directors' Retirement Plan. Under this plan, a retired director receives an annual payment equal to the annual retainer fee (not including the value of the stock grant) in effect at the time of the director's retirement. The retired director is entitled to receive this annual payment for that number of years that is equal to the number of years served as a nonemployee director, up to a maximum of ten years. Nonemployee directors also receive options to purchase Company common stock under certain nondiscretionary provisions of the 1989 Stock Option Plan. These provide that each nonemployee director who has completed at least one full year of service is granted options to purchase 1,000 shares on the date of the annual meeting of shareholders, up to a maximum of 5,000. All options are for a term of ten years from the date of grant and are priced at fair market value on the date of grant.

      COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). Such officers, directors and more than 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1996 all Section 16(a) filing requirements applicable to its officers, directors and more than 10% shareholders were complied with.

                        INDEPENDENT PUBLIC ACCOUNTANTS

Arthur Andersen LLP audited the accounts of Consolidated Papers, Inc. and subsidiaries for fiscal 1996 and has been selected to audit the accounts for the current year. A representative of that firm is expected to be present at the annual meeting of shareholders and will be available to respond to appropriate questions, and he will be given the opportunity to make a statement if he desires to do so.

                                OTHER MATTERS

Management is not aware of any other matters to be considered at this annual meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.


Wisconsin Rapids, Wisconsin 54495-8050                      Carl H. Wartman
March 18, 1997                                              Secretary

PROXY
CONSOLIDATED PAPERS, INC.
P.O. Box 8050
Wisconsin Rapids, Wisconsin 54495-8050   This Proxy is Solicited on Behalf of
the Board of Directors

The undersigned hereby appoints GEORGE W. MEAD and GORTON M. EVANS as proxies, with full power of substitution, to represent the undersigned and to vote, as designated below, all shares of Common Stock of Consolidated Papers, Inc. which the undersigned is entitled to vote at the annual meeting to be held on April 28, 1997, and any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted "FOR" Proposal 1.

The proxies appointed herein may act by one of said proxies at the meeting.

Please mark, sign, date and mail the proxy card promptly using the enclosed envelope.

(Continued and to be signed on the reverse side.)


CONSOLIDATED PAPERS, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  X



1.  ELECTION OF DIRECTORS:  Nominees:

    R.B. Barker, P.F. Brennan, W.N. Caldwell, J.D. Ericson, G.M. Evans,
    S.M. Hands, J.J. King, B.S. Kubale, D.R. Mead, Jr., G.W. Mead, G.D. Mead, L.R. Nash, G.N. Rupp, and J.S. Shiely

    For     Withhold                 For All
    All        All                  (Except Nominee(s) written below)




2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


Dated                          , 1997


            Signature of Shareholder


      For Joint Account Each Owner Should Sign


Please sign proxy as name appears. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.